SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

PIMCO Income Opportunity Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR IMMEDIATE ATTENTION IS REQUESTED

Shareholder Name

Address 1

Address 2

Address 3

July 27, 2021

SUBJECT:	PIMCO INCOME OPPORTUNITY FUND (“PKO”)

Dear Shareholder:

We have made multiple attempts to contact you regarding a very important initiative pertaining to your investment in PKO. In order to proceed, we are requesting your immediate response by August 5, 2021. This matter pertains to an important strategic initiative regarding a proposal of reorganization, which requires your immediate response.

It is very important that we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time, and there is no confidential information required; however, your response is requested.

Please contact us toll-free at 1-800-814-0439 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

ID NUMBER:    1234567

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader
Executive Vice President Shareholder Services

17315_E2_RN

YOUR IMMEDIATE ATTENTION IS REQUESTED

Shareholder Name

Address 1

Address 2

Address 3

July 26, 2021

SUBJECT:	PIMCO DYNAMIC INCOME FUND (“PDI”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)

Dear Shareholder:

We have made multiple attempts to contact you regarding a very important initiative pertaining to your investment in one or more of the above listed Funds. In order to proceed, we are requesting your immediate response by August 5, 2021. This matter pertains to an important strategic initiative for the Fund which requires your immediate response.

It is very important that we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time, and there is no confidential information required; however, your response is requested.

Please contact us toll-free at 1-800-814-0439 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. During the call please have the enclosed form available

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader
Executive Vice President Shareholder Services

17315_R3_O